Letterhead of Gouverneur Bancorp, Inc.


                                       January 11, 2000




Dear Fellow Stockholder:

         On behalf of our Board of Directors, I cordially invite you to attend the first Annual Meeting of Stockholders of Gouverneur Bancorp, Inc. The meeting will be held at the main office of Gouverneur Savings and Loan Association, 42 Church Street, Gouverneur, New York, on Tuesday, February 15, 2000 at 3:00 p.m. At the meeting, stockholders will be asked to elect three members to our Board of Directors. Please read the accompanying proxy statement carefully before you decide how to vote.

         It is very important that you be represented at the Annual Meeting regardless of the number of shares you own or whether you are able to attend the meeting in person. We urge you to mark, sign, and date your proxy card today and return it in the envelope provided, even if you plan to attend the Annual Meeting. This will not prevent you from voting in person, but will ensure that your vote is counted if you are unable to attend.

         THE BOARD OF DIRECTORS HAS UNANIMOUSLY RECOMMENDED THAT STOCKHOLDERS VOTE "FOR" THE THREE NOMINEES DESCRIBED IN THE PROXY STATEMENT.

         We appreciate your continued support of Gouverneur Bancorp, Inc. and its subsidiary, Gouverneur Savings and Loan Association.

                                       Sincerely,


                                       /s/ RICHARD F. BENNETT
                                       -----------------------------------------
                                           Richard F. Bennett
                                           PRESIDENT AND CHIEF EXECUTIVE OFFICER

                            GOUVERNEUR BANCORP, INC.

                                   ----------

                                42 Church Street
                           Gouverneur, New York 13642
                                 (315) 287-2600

                                   ----------

                                 PROXY STATEMENT
                         WITH NOTICE OF SPECIAL MEETING

                    GENERAL INFORMATION AND NOTICE OF MEETING

         Gouverneur Bancorp, Inc., the holding company for Gouverneur Savings and Loan Association, will be holding its first annual meeting of stockholders on February 15, 2000. The meeting will be held at the main office of Gouverneur Savings and Loan Association, 42 Church Street, Gouverneur, New York 13642, beginning at 3:00 p.m. At the meeting, we will ask stockholders to vote on the election of three members to our Board of Directors.

         The Board of Directors is soliciting your proxy to vote at the meeting and at any adjournments of the meeting. Please complete the enclosed proxy card and return it in the enclosed return envelope as soon as possible. Each of our stockholders has one vote for each share of common stock owned. On the election of directors, each stockholder may vote for up to three directors, but may not cast more votes for any one nominee than the number of shares owned by that stockholder.

         Stockholders of record on December 23, 1999 are entitled to receive notice of the meeting and are entitled to vote at the meeting, or at an adjournment of the meeting. This is known as the "Record Date." Please read this Proxy Statement carefully before you decide how to vote. We encourage you to return the proxy card even if you plan to attend the meeting. This will save us additional expense in soliciting proxies and will ensure that your vote is counted. You may still vote in person at the meeting even if you return the proxy card.

         On the Record Date, there were 2,384,040 shares of Gouverneur Bancorp, Inc. common stock, par value $.01 per share, issued and outstanding.

         In this Proxy Statement, the terms "Company," "we," "our," "us," or similar terms refer to Gouverneur Bancorp, Inc. References to the "Bank" mean Gouverneur Savings and Loan Association, our wholly owned subsidiary.

       YOUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE "FOR" THE THREE NOMINEES DESCRIBED IN THIS PROXY STATEMENT.

         This Proxy Statement and Notice of Special Meeting is first being made available to stockholders on or about January 11, 2000.


IMPORTANT: THE PROMPT RETURN OF PROXIES WILL SAVE US THE EXPENSE OF FURTHER REQUESTS FOR PROXIES TO ENSURE A QUORUM AT THE MEETING. WE HAVE ENCLOSED A SELF ADDRESSED ENVELOPE WHICH YOU CAN USE TO RETURN YOUR PROXY CARD. NO POSTAGE IS REQUIRED IF YOU MAIL THE ENVELOPE IN THE UNITED STATES.

VOTING AND PROXY CARDS

         If you sign and return a proxy card in the form which the Board of Directors is soliciting so we receive it before the polls close at the meeting, your votes will be cast as you have marked on the proxy card, unless you revoke your proxy before the polls close. If you properly sign and return our proxy card but you do not mark on it how you want to vote on any matter, then the Board of Directors as your proxy will vote your shares in favor of the nominees for director named in this Proxy Statement. We do not know of any other matters that stockholders may present for a vote at the meeting. If any stockholder properly presents any other matter for a vote, including a proposal to adjourn the meeting, the Board of Directors as the holder of your proxy may vote on those matters based on its judgment.

         If you sign and return the enclosed proxy card, you may revoke it at any time before the polls are closed. If you want to revoke your proxy card, you must: (i) sign and deliver a written notice to the Secretary of the Company, at or before the meeting, dated after the date of your proxy stating that you want to revoke the proxy, (ii) sign and deliver to the Secretary of the Company at or before the meeting another proxy card relating to the same shares with a later date, or (iii) attend the meeting and vote in person. Attending the meeting does not automatically revoke a proxy unless you also take one of the three actions described in the prior sentence. Any written notice revoking a proxy must be delivered to Charles Van Vleet, Secretary, Gouverneur Bancorp, Inc., 42 Church Street, Gouverneur, New York 13642.

         If 1,192,021 shares of our common stock are present in person or represented by proxy at the meeting, there will be a quorum which will allow the meeting to commence. Once a quorum is present, the meeting can continue even if some stockholders leave the meeting. If a stockholder is present in person or by proxy but abstains from voting any shares, or if a broker submits a proxy for shares but does not vote those shares, then the shares are counted as present for purposes of determining a quorum.

         A plurality of the votes cast will determine who will be elected as director. Our bylaws provide that, at an annual meeting, a stockholder may nominate a person for election as a director only if advance notice of intent to nominate the person is given to the Company. The notice must be received by the Company at least five days before the date of the meeting. Our bylaws require similar advance notice if a stockholder wants to make any other proposal at an annual meeting of stockholders.

IMPORTANT INFORMATION FOR STOCKHOLDERS WHOSE STOCK IS HELD IN STREET NAME

         If you hold your stock in street name, which means that your stock is held for you in a brokerage account and is not registered on our stock records in your own name, please tell your broker as soon as possible how to vote your shares to make sure that your broker votes your shares before the polls close at the meeting. If your stock is held in street name, you do not have the direct right to vote your shares or revoke a proxy for your shares unless your broker gives you that right in writing.

                      PRINCIPAL OWNERS OF OUR COMMON STOCK

         The following table provides you with information, to the best of our knowledge, about stock ownership by directors, executive officers, and any person or group known by us to own beneficially more than 5% of our outstanding common stock. The information is as of the Record Date. We know of no person or group, except as listed below, who beneficially owned more than 5% of our common stock as of the Record Date. Information about persons or groups who own beneficially more than 5% of our common stock is based on filings with the Securities and Exchange Commission on or before the Record Date.

                                                                                          Percent of total
                                                          Shares Beneficially Owned           shares
Beneficial Owner                                           at December 23, 1999(1)        outstanding(2)
----------------                                          -------------------------       ----------------
Cambray Mutual Holding Company                                   1,311,222                      55%
42 Church Street, Gouverneur, New York 13642

Richard F. Bennett, President and Chief Executive                   19,600(3)                    *
Officer and Director

Charles E. Graves, Director and Chairman of Board                    2,000                       *

Richard E. Jones, Director                                           2,000(4)                    *

Frank Langevin, Director                                            30,000                    1.26%

Robert J. Leader, Director                                          32,000                    1.34%

Timothy J. Monroe, Director                                          2,000                       *

Joseph C. Pistolesi, Director                                        4,000                       *

Larry A. Straw, Director                                            15,000                       *

Directors and Executive Officers of the Company, as                106,600                    4.47%
a group (9 persons)

--------------------------
(1) Amount includes shares held directly and other shares with respect to which a person may be deemed to have sole or shared voting or investment power. Amount shown excludes 85,825 shares owned by our Employee Stock Ownership Plan, which owns 3.6% of our outstanding common stock. None of the shares owned by the ESOP have been allocated to the accounts of employees, so employees generally have the right to vote all shares owned by the ESOP in proportion to their last year's compensation.

(2) Based upon 2,384,040 shares outstanding on the Record Date. An asterisk ("*") means that the percentage is less than 1%.

(3) Includes 6,600 shares owned by Mr. Bennett's spouse's Individual Retirement Account.

(4) Includes 1,000 shares owned by Mr. Jones' spouse.
--------------------------


                            THE ELECTION OF DIRECTORS

         Our Board of Directors has eight members. Directors generally are elected for three year terms. At this meeting, stockholders will elect three directors. The Board of Directors has nominated Richard F. Bennett, Timothy J. Monroe and Joseph C. Pistolesi for election as directors at the meeting. Stockholders elect directors by a plurality of the votes cast, which means that the three nominees with the highest vote totals will be elected. There is no cumulative voting in the election of directors, which means that no stockholder may cast more votes in favor of any one nominee than the number of shares owned of record by that stockholder.

         Each person who the stockholders elect at the meeting will serve for a three year term of office which expires at the annual meeting of stockholders to be held in the year 2003 and until their successors are elected and qualify. Each of the nominees named below has consented to being named in this Proxy Statement and to serve, if elected. If any nominee becomes unavailable for election for any presently unforeseen reason, the Board of Directors, as the holder of your proxy, will have the right to use its discretion to cast your votes for a substitute. THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE IN FAVOR OF THESE THREE NOMINEES.

THE BOARD OF DIRECTORS AND NOMINEES

         We are providing the following information regarding the nominees and other directors who will continue in office after the meeting. There are no arrangements or understandings by which any director was selected to serve as such. All directors of the Company are also directors of the Bank. There are no family relationships among directors and executive officers of the Company and the Bank. Ages are as of the Record Date. All directors and nominees have been directors since the Company was formed in March 1999, except for Mr. Monroe and Mr. Pistolesi who were both elected as directors in May 1999.

NOMINEES

         RICHARD F. BENNETT, age 55, has been the President and Chief Executive Officer of the Bank since 1988 and has held the same positions with the Company since its formation in March 1999. Mr. Bennett joined the Bank in December 1986. Mr. Bennett is a Director of the Community Bankers Association of New York State and was formerly chairman of its Regional Group II. He is also the Treasurer and Chairman of the Finance Committee of the Gouverneur EJ Noble Hospital. Mr. Bennett was a member of the Gouverneur Rotary Club and has served as a member of the board of directors of a local non-profit organization which provides rehabilitation financing for low income housing.

         TIMOTHY J. MONROE, age 47, is a veterinarian in private practice in Gouverneur and the proprietor of the Northland Veterinary Hospital. Mr. Monroe is also an elected councilman on the Town Council in Gouverneur, Chairman of the Board of Gouverneur EJ Noble Hospital, a Trustee of the St. James Parish Council and a member of the Board of Directors of a local public television station.

         JOSEPH C. PISTOLESI, age 51, is the owner and operator of the Clearview Restaurant and the Clearview Motel in Gouverneur. He is also the owner of Pistolesi Rentals, a company engaged in the ownership and rental real estate in the Gouverneur area. Mr. Pistolesi is a member and the former President of the St. Lawrence County Hotel and Restaurant Association, and is also a wrestling coach at the local high school in Gouverneur.

                  THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS
             THAT STOCKHOLDERS VOTE IN FAVOR OF THESE THREE NOMINEES

CONTINUING DIRECTORS

         The following persons are existing directors whose terms of office will continue after the meeting. Ages are as of the Record Date.

         CHARLES E. GRAVES, age 74, is the former President and Chief Executive Officer of the Bank, a position which he held from 1966 until his retirement in 1988. Mr. Graves serves as a Director of the Gouverneur Foundation, Inc., the Gouverneur Historical Association and as a Vice President and Director of the Gouverneur and St. Lawrence County Fair. His term as a director of the Company expires in 2002.

         RICHARD E. JONES, age 58, has been the owner and operator of J&H Feed & Farm Store since 1978. He is also active in the Gouverneur Elks Lodge. His term as a director of the Company expires in 2001.

         ROBERT J. LEADER, age 66, has been a Partner in Case & Leader LLP, a law firm in Gouverneur, New York, since 1966. Mr. Leader has served as Chairman of the Board (and currently as Trustee) of the Gouverneur EJ Noble Hospital; Secretary and Trustee of North Country Hospitals; President (and currently as Director) of Kinney Nursing Home Co., Inc.; and as a Director of B-S Industrial Contractors, Inc. Mr. Leader has served as counsel to the Villages of Gouverneur and Herman; the Towns of Fowler, Pitcairn, Rossie and Edwards and the Gouverneur Central School. Mr. Leader is a member and President of the Gouverneur Rotary Club and President of the Gouverneur Development Corporation. His term as a director of the Company expires in 2002.

         FRANK LANGEVIN, age 66, was, until his retirement in 1993, the owner and operator of P.A. Langevin Inc., a commercial buildings contracting company. Mr. Langevin is a Director of the Gouverneur Country Club and was a member of the Gouverneur Board of Education for 17 years. His term as a director of the Company expires in 2001.

         LARRY A. STRAW, age 49, has been a Project Engineer of Cives, Inc., a steel fabrication company, since August 1999. He was previously Vice President and Division Manager of the Balmat Mining Division of Zinc Corporation of America. Mr. Straw has been a member of the Board of Trustees of the Gouverneur EJ Noble Hospital since 1989. His term as a director of the Company expires in 2002.

EXECUTIVE OFFICERS WHO ARE NOT DIRECTORS

         The Board of Directors elects executive officers for one year terms and they serve at the pleasure of the Board. Provided below is certain information regarding the executive officer of the Company and the Bank who is not a director. His age is as of the Record Date.

         ROBERT TWYMAN, age 52, has been the Chief Financial Officer of the Bank and the Company since October 1999. Mr. Twyman previously held the position of Vice President and Comptroller of First National Bank of Northern New York from March 1989 until October 1999.

MEETINGS OF THE BOARD OF DIRECTORS AND CERTAIN COMMITTEES

         Our Board of Directors held four meetings during fiscal 1999. The Board of Directors has an Audit Committee and a Personnel Committee, neither of which held any meetings in fiscal 1999. Our Board of Directors does not presently have a nominating committee.

         Our Audit Committee consists of directors Jones (Chairman), Leader, Monroe, Pistolesi and Straw. The committee functions on matters related to the accounting, bookkeeping and auditing functions of the Company and meets periodically with the Company's independent public accountants to arrange for the audit of the Company's annual financial statements and to review and evaluate recommendations made during the annual audit. The Audit Committee also reviews, approves and supervises the internal auditing procedures of the Company.

         Our Personnel Committee consists of directors Jones, Langevin, Leader (Chairman) and Straw. The committee functions on compensation matters for the Company. The committee is also responsible for overseeing the Company's activities related to the Employee Stock Ownership Plan, and for administering and making awards under the Stock Option Plan and the Management Recognition Plan.

                                  COMPENSATION

DIRECTORS' COMPENSATION

         Directors who are not also employees of the Company or the Bank or any of their subsidiaries receive an annual retainer of $4,800, plus $400 for each Bank Board of Directors' meeting and $100 for each committee meeting they attend. There is no separate compensation paid for meetings of the Board of Directors of the Company. Directors are also eligible to participate in the

Company's compensation plans. All of the directors of the Company are also directors of the Bank.

EXECUTIVE OFFICER COMPENSATION

         None of our officers receives compensation directly from the Company. Their compensation is paid by the Bank. We do not expect that we will pay separate compensation to officers or employees unless and until we engage in material business activities separate from the Bank.

         The following table includes information about compensation paid Mr. Bennett, who was the only executive officer of the Company or the Bank with total salary and bonus in excess of $100,000 in fiscal 1999.

                                        SUMMARY COMPENSATION TABLE
--------------------------------------------------------------------------------------------------------
                                                Annual Compensation
                                  ---------------------------------------------
                                                                Other Annual         All Other
                                     Salary         Bonus     Compensation(1)     Compensation(2)
--------------------------------------------------------------------------------------------------------
  Richard F. Bennett,     1999      $105,000       $8,157           None              $ 3,468
  President and Chief     1998      $ 81,569       $8,846           None              $ 2,635
  Executive Officer       1997      $ 77,760        None            None              $   242
--------------------------------------------------------------------------------------------------------

--------------------------
(1) Mr. Bennett did not receive additional benefits or perquisites totaling more than 10% of salary and bonus.
(2) Other Compensation includes: (i) the Bank's matching contribution under its 401(k) Plan of $2,786 in fiscal 1999, $1,656 in fiscal 1998 and $242 in fiscal 1997; and life insurance premium payments of $682 in fiscal 1999 and $979 in fiscal 1998.
--------------------------

EMPLOYEE BENEFIT PLANS

         401(K) PLAN. The Bank maintains a tax-qualified savings and profit sharing plan under Section 401(k) of the Internal Revenue Code. Salaried employees with at least one year of service who are at least age 21 and have completed at least 1,000 hours of service may make pretax salary deferrals and after tax contributions under the 401(k) Plan. The Bank contributes 3% of base salary for each employee participating in the 401(k) Plan without regard to any employee matching contribution. Participating employees may make voluntary contributions to the 401(k) Plan up to 15% of their base salary. The Bank may, from time to time, make additional voluntary contributions. Employees are fully vested in their salary deferrals and after tax contributions, and are gradually vested in the Bank's contribution after one year of service and fully vested after six years.

         EMPLOYEE STOCK OWNERSHIP PLAN. In 1999, we established an Employee Stock Ownership Plan ("ESOP"). When the Bank converted to the stock form of ownership, the ESOP purchased 85,825 shares of our common stock. The Company loaned $429,125 to the ESOP to purchase that stock. Substantially all employees of the Bank or the Company who have attained age 21 and have completed one year of service become participants in the ESOP.

         The Company and the Bank intend to contribute to the ESOP enough money to cover the payments due by the ESOP on the loan from the Company. The loan requires annual principal and interest payments which repay the loan over 10 years. The loan permits optional pre-payment. The Company and the Bank may contribute more to the ESOP than is necessary to repay the loan.

         The ESOP pledged the shares it purchased as collateral for the loan. The ESOP allocates those shares among participants as the loan is repaid. If the Bank repays the ESOP loan as scheduled, an equal number of shares per year will be released for allocation over the ten year term of the loan. The ESOP allocates shares among participants, as they are released from the lien of the ESOP loan, generally based on each participant's share of total taxable compensation for the year. Benefits generally vest at the rate of 20% per year beginning after the participant's first year of service, with 100% vesting after five years of service. Employees receive credit for service prior to the Bank's mutual holding company reorganization for vesting purposes. Participants are immediately vested upon termination of employment due to death, retirement at age 65 or older, permanent disability or upon the occurrence of a change of control. Forfeitures (shares allocated to an employee which are not yet vested when such employee's employment terminates) will generally be reallocated among remaining participating employees, in the same proportion as contributions, or used to repay the ESOP loan. Vested benefits may be distributed in a single sum or installment payments and are payable upon death, termination of employment or attainment of age 65, subject to certain rights to elect to defer the distribution of benefits.

         HSBC Bank is the trustee for the ESOP. The ESOP has not yet allocated any shares to employee accounts, but once that occurs, the trustee, subject to its fiduciary duty, must vote all allocated shares held in the ESOP as the employees to whom the shares have been allocated instruct the trustee. Allocated shares for which no instructions are received and shares not yet allocated are voted generally in the same proportion as allocated shares for which voting instructions are received. Until the ESOP first allocates shares, employees control the voting of the ESOP's shares generally based upon their relative last year's compensation. The Personnel Committee of the Company oversees the Company's activities related to the ESOP.

         The ESOP may purchase additional shares of our stock in the future, in the open market or otherwise, and may do so either with borrowed funds or with cash dividends, employer contributions or other cash flow.

         STOCK OPTION PLAN. The Stock Option Plan was approved by stockholders at a special meeting held in October 1999. The Stock Option Plan provides for awards to directors, executive officers and employees of the Company and the Bank in the form of stock options, representing a right to purchase our common stock. The plan permits the award of options to purchase up to $107,281 shares of our common stock. The Personnel Committee may award either "incentive stock options" as defined under Section 422 of the Internal Revenue Code, or stock options not intended to qualify as such ("non-qualified options"). The term of the stock options may not exceed ten years for incentive stock options, and fifteen years for non-qualified options. Options can only be exercised before they expire. No options may be granted after August 17, 2009, which is ten years after the Board of Directors approved the plan. No options were awarded during fiscal 1999. Upon stockholder approval of the plan in October 1999, each of the seven non-employee directors of the Company and the Bank received an award of 4,500 options, and Mr. Bennett received an award of 26,750 options. The exercise price of those options is $4.75 which represents the market value of the stock on the date of the stockholder approval of that plan. The exercise price for future awards of options will not be less than this market value.

         The exercise price must be paid in full in cash or, if the Personnel Committee permits, with the shares of our stock, or a combination of both. The right to purchase option shares fully vests over a period of five years from the date of the grant, subject to accelerated vesting upon death or disability of a participant.

         The  plan  provides  that  after  a  participant  dies,  the  Personnel
Committee may permit options of a deceased participant to be settled in cash instead of by the delivery of shares. An option will automatically terminate when a participant is notified of termination for cause. Our Board of Directors may amend, suspend or terminate the plan, but only after complying with any applicable state and federal banking regulations.

         MANAGEMENT RECOGNITION PLAN. The Management Recognition Plan ("MRP") was approved by the stockholders at a special meeting held in October 1999. The MRP permits the outright award of up to 42,912 shares of our common stock to employees and directors of the Company, the Bank and related companies. The recipient of an award is not required to make any payment to the Company or the

Bank in exchange for the shares and as the award vests, the vested shares will be the same as any other issued and outstanding shares of common stock of the Company. No shares had been awarded as of the end of fiscal 1999. Upon stockholder approval of the plan in October 1999, each of the seven non-employee directors received an award of 1,800 MRP shares and Mr. Bennett received an award of 10,500 MRP shares.

         MRP awards are held by the trust until they vest. As an award vests, the trustee distributes the shares to the participant and the shares are then like all other issued and outstanding shares, without limits imposed by the MRP. An individual with unvested shares may vote and participate in dividends on those shares. The trustee will vote shares which have not yet been awarded in the same proportions as unvested shares which have been awarded and voted. Each participant who has an unvested award under the MRP may direct the response to any tender offer, exchange offer or other made to shareholders with respect to those shares. If no direction is given, the trustee will not tender or exchange the shares. The trustee will generally tender or exchange shares which have not yet been awarded in the same proportion as the directions received on awarded but unvested shares.

         The Board of Directors of the Company may amend, suspend or terminate the MRP at any time, but no amendment or termination may affect outstanding awards. In addition, federal or state banking regulations may require that amendments be approved by stockholders. If the MRP is terminated, any remaining assets of the MRP trust will be returned to the Company after making such distributions as the Personnel Committee directs.

         PENSION PLAN. Neither the Bank nor the Company maintains a defined benefit pension plan for eligible employees.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

         In fulfillment of Securities and Exchange Commission requirements for disclosure in proxy materials of the Personnel Committee's policies regarding compensation of executive officers, the committee has prepared the following report for inclusion in this proxy statement.

         GENERAL POLICY CONSIDERATIONS. For fiscal 1999, the compensation of Mr. Bennett, the sole executive officer that fiscal year, was determined by the Personnel Committee of the Bank. The committee, in evaluating compensation for Mr. Bennett, considered the nature of his responsibilities, length of service, competitive salaries in banking and other industries, quality of performance, the performance of the Bank officers and employees working under his supervision, and special projects or unusual difficulties affecting work load and performance. The Board also created bonus guidelines at the beginning of the fiscal year which provided for the payment of bonuses to all employees, including executive officers, if specified goals were met. Improved financial performance is both an indirect compensation factor, as it affects base salary decisions, and a direct factor, as it affects bonus levels. The committee also considered the additional difficulties faced by Mr. Bennett as a result of burdens placed upon him with respect to the reorganization of the Bank and the Bank's plans for growth. The committee also evaluated the Bank's performance during fiscal 1998.

         This report is included herein at the direction of the members of the Personnel Committee, directors Jones, Langevin, Leader, (Chairman) and Straw.

SHAREHOLDER RETURN PERFORMANCE GRAPH

         No stock performance graph is included in this proxy statement because the Company first issued stock on March 23, 1999 and thus an annual return graph would be meaningless.

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


COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         The Personnel Committees of the Bank and the Company consist of directors Jones, Langevin, Leader and Straw. None of these individuals is or has been an officer or employee of the Company or the Bank, nor has any other director of the Company or the Bank other than Messrs. Bennett and Graves. When the Board of Directors functions on matters pertaining to the compensation of Mr. Bennett, he does not participate in the deliberations or vote by the Board.

TRANSACTIONS WITH DIRECTORS AND OFFICERS.

         The directors and the executive officers of the Bank maintain normal deposit account relationships with the Bank on terms and conditions no more favorable than those available to the general public. In the ordinary course of business, the Bank may make loans to directors, officers and employees. All loans to directors, executive officers and related parties are on substantially the same terms, including interest rate and collateral, as the prevailing at the same time for comparable loans to other customers and do not involve more than normal risk of collectibility or present other unfavorable features.

         Director Robert J. Leader is a Partner of the law firm of Case & Leader LLP, which provides legal services to the Bank on a variety of lending, litigation and other general banking matters. The total amount paid to Mr.
Leader by the Bank was approximately $50,891 during fiscal 1999, which represents fees on most loan closings handled by Case & Leader LLP paid directly by the Bank on behalf of the borrower.

                          SELECTION OF NEW ACCOUNTANTS

         Effective January 6, 2000, the Executive Committee of the Board of Directors of the Company, upon the recommendation of the Audit Committee, approved Fust Charles Chambers LLP of Syracuse, New York to replace KPMG LLP as the independent public accountants to audit the financial statements of the Company for fiscal year 2000.

         The Company and the Bank believe, and have been advised by KPMG LLP that it concurs with such belief, that, for the years ended September 30, 1999 and September 30, 1998 (regarding the Bank only, as the Company was formed in March 1999), the Company and the Bank and KPMG LLP did not have any disagreement on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which disagreement, if not resolved to the satisfaction of KPMG LLP would have caused it to make reference in connection with its report on the financial statements of the Company and the Bank to the subject matter of the disagreement.

         The report of KPMG LLP on the financial statements of the Company and the Bank for the years ended September 30, 1999 and September 30, 1998 did not contain an adverse opinion or a disclaimer of opinion, and was not qualified or modified as to uncertainty, audit scope or accounting principles.

         A representative of Fust Charles Chambers LLP is expected to be present at the meeting and will have an opportunity to make a statement if he or she wishes to do so. We also expect that the representative will be available to answer appropriate questions. It is not anticipated that a representative of KPMG LLP will be present at the meeting.

                                 OTHER BUSINESS

         We have no reason to believe that any other business will be presented at the meeting, but if any other business shall be presented, the Board of Directors, as the holder of the proxies solicited by this Proxy Statement, will vote on such matters in accordance with its judgment.

                                     GENERAL

         We are distributing our Annual Report for fiscal 1999 with this Proxy Statement to stockholders of record on the Record Date. The Annual Report is not part of the proxy solicitation material.

         If you submit a properly completed proxy card to the Company on the form distributed with this Proxy Statement, it will be voted if received before the voting is closed at the meeting. The proxy will be voted in the manner directed on the proxy card. If the proxy card is signed and returned but no directions are given, the proxy will be voted "FOR" the director nominees.

         The cost of this proxy statement and the related proxy solicitation will be borne by the Company. In addition, directors, officers and regular employees of the Company and the Bank may solicit proxies personally, by telephone or by other means without additional compensation. The Company will, upon the request of brokers, dealers, banks and voting trustees, and their nominees, who were holders of record of shares of the Company's capital stock or participants in depositories on the Record Date, bear their reasonable expenses for mailing copies of this Proxy Statement with Notice of Annual Meeting and the form of proxy card to the beneficial owners of such shares. The Company has retained the services of Regan & Associates, Inc., a firm experienced in the solicitation of proxies on behalf of public companies, for a fee of $2,500 plus expenses of not more than $1,250, to assist in the proxy solicitation process.

          STOCKHOLDER PROPOSALS AT THE ANNUAL MEETING IN THE YEAR 2001

         The Company's Board of Directors will establish the date for the 2001 Annual Meeting of Stockholders. In order for a stockholder to be entitled, under the regulations of the Securities and Exchange Commission, to have a stockholder proposal included in the Company's Proxy Statement for the 2001 meeting, the proposal must be received by the Company at its principal executive offices, 42 Church Street, Gouverneur, New York 13642, Attention: Charles Van Vleet, Secretary, at least 120 days in advance of the date in the year 2001 which corresponds to the date in the year 2000 when we first release this proxy statement to stockholders. The stockholder must also satisfy the other requirements of SEC Rule 14a-8. Note that this filing requirement is separate from the notice requirements described above regarding the advance notice that is required before a stockholder is permitted to offer a proposal for a vote at any stockholders' meeting.

         THE COMPANY WILL FURNISH, WITHOUT CHARGE TO ANY STOCKHOLDER SUBMITTING A WRITTEN REQUEST, A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR FISCAL 1999 REQUIRED TO BE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. SUCH WRITTEN REQUEST SHOULD BE DIRECTED TO CHARLES VAN VLEET, SECRETARY, AT OUR
ADDRESS STATED ABOVE. THE FORM 10-K REPORT IS NOT A PART OF THE PROXY SOLICITATION MATERIALS.

                    PLEASE SIGN, DATE AND MAIL YOUR PROXY NOW

Gouverneur, New York
January 11, 2000

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